Exhibit (l)

1900 K Street NW Washington, DC 20006 +1 202 261 3300 Main +1 202 261 3333 Fax www.dechert.com
June 25, 2025
MSC Income Fund, Inc.
1300 Post Oak Boulevard, 8th Floor
Houston, TX 77056

Re:	Registration Statement on Form N-2
Ladies and Gentlemen:
We have acted as counsel to MSC Income Fund, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form N-2 (as amended, the “Registration
Statement”), filed on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to possible offerings from time to time of the following securities of the Company having an indeterminate aggregate initial offering price: (1) shares of the
Company’s common stock, par value $0.001 per share (the “Common Stock”), including Common Stock to be issuable upon exercise of the Subscription Rights (as such term is defined below) or conversion of the Preferred
Stock (as such term is defined below) or the Debt Securities (as such term is defined below); (2) shares of the
Company’s preferred stock (“Preferred Stock”); (3) debt securities (“Debt Securities”); and (4) rights to purchase
Common Stock (“Subscription Rights”). The Common Stock, Preferred Stock, Debt Securities and Subscription
Rights are collectively referred to herein as the “Securities.”
The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the
Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 25.2.l of Form N-2 under the Securities Act, and we express no opinion herein as to any matter other than as to the legality of the Securities.
In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the
Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:
(i)the Registration Statement;
(ii)the Articles of Amendment and Restatement of the Company, as amended, certified as of the date hereof by an officer of the Company (the “Charter”);
(iii)the Second Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);
(iv)a certificate of good standing with respect to the Company issued by the State Department of
Assessments and Taxation of the State of Maryland (“SDAT”) as of a recent date;
(v)the resolutions of the board of directors (the “Board of Directors”) of the Company relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration
Statement and (b) the authorization, issuance, offer and sale of the Securities pursuant to the
Registration Statement, certified as of the date hereof by an officer of the Company; and

MSC Income Fund, Inc. June 25, 2025 Page 2
(vi)such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.
As to the facts upon which the opinions are based, we have relied upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of the Company without having independently verified such factual matters.
In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to such documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.
On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:
1.Upon the completion of all Corporate Proceedings (as defined herein) relating to the Common Stock, the issuance of the Common Stock will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the applicable Prospectus Supplement and the Corporate
Proceedings, or upon exercise of the Subscription Rights or upon conversion of the Preferred Stock or the Debt
Securities as contemplated by the Registration Statement, the applicable Prospectus Supplement and the Corporate
Proceedings, the Common Stock will be validly issued, fully paid and nonassessable.
2.Upon the completion of all Corporate Proceedings and filing of the articles supplementary with the SDAT relating to the Preferred Stock, the issuance of the Preferred Stock will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the applicable Prospectus
Supplement and the Corporate Proceedings, the Preferred Stock will be validly issued, fully paid and nonassessable.
3.Upon the completion of all the Corporate Proceedings relating to the Debt Securities, the issuance of the
Debt Securities will be duly authorized. The Debt Securities, when (a) duly authorized, executed by the Company and authenticated by the trustee in accordance with the provisions of an applicable, valid, binding and enforceable indenture and issued and sold in accordance with the Registration Statement, the applicable Prospectus Supplement and the Corporate Proceedings, and (b) delivered to the purchaser or purchasers thereof against receipt by the
Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may lawfully determine, will be valid and binding obligations of the
Company enforceable against the Company in accordance with their respective terms.
4.Upon the completion of all the Corporate Proceedings relating to the Subscription Rights, the issuance of the Subscription Rights will be duly authorized. The Subscription Rights, when duly authorized and issued in accordance with the Registration Statement, the applicable Prospectus Supplement and the Corporate Proceedings
and the provisions of an applicable subscription certificate and any applicable, valid, binding and enforceable subscription agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.
The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the
Registration Statement and/or appropriate Prospectus Supplement:
(i)At the time of issuance of any of the Securities, the Company will be a validly existing corporation in good standing under the laws of the State of Maryland.

MSC Income Fund, Inc. June 25, 2025 Page 3
(ii)The Board of Directors, including any appropriate committee appointed thereby, and/or appropriate officers of the Company shall have duly (x) established the terms of the Securities and (y) authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Securities and related matters (such approval referred to herein as the “Corporate
Proceedings”).
(iii)Upon the issuance of any Securities that are Common Stock, including Common Stock that may be issued upon the conversion or exercise of any other Securities convertible into or exercisable into
Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the
Charter.
(iv)Articles supplementary classifying and designating the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company, and otherwise complying with the Maryland
General Corporation Law (“MGCL”), will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Stock.
(v)Upon the issuance of any Securities that are Preferred Stock, including Preferred Stock which may be issued upon the conversion or exercise of any other Securities convertible into or exercisable for
Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the
Charter.
(vi)At the time of the issue of the Securities, such securities will not violate any law applicable to the
Company or result in a default under or breach of any agreement or instrument then-binding upon the
Company, and such securities will comply with all requirements and restrictions, if any, applicable to the Company, imposed by any court or governmental or regulatory body having jurisdiction over the
Company.
(vii)At the time of issuance of the Debt Securities or the Preferred Stock, after giving effect to such issuance thereof, the Company will be in compliance with Section 18(a) of the Investment Company
Act of 1940, as amended, giving effect to Section 61(a) thereof.
(viii)The resolutions establishing the definitive terms of and authorizing the Company to register, offer, sell and issue the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company.
(ix)The interest rate on the Debt Securities shall not be higher than the maximum lawful rate permitted from time to time under applicable law.
(x)The definitive terms of each class and series of the Securities not presently provided for in the
Registration Statement or the Charter, and the terms of the issuance and sale of the Securities (x) shall have been duly established in accordance with all applicable laws and the Charter and Bylaws, any indenture, underwriting agreement and subscription agreement, as applicable, and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Documents”)
and the authorizing resolutions of the Board of Directors, and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law or the Documents (subject to the further assumption that such Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of (nor constitute any event which with notice, lapse of time or both would constitute a default under or result in any breach of) any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company.

MSC Income Fund, Inc. June 25, 2025 Page 4
(xi)The Securities (including any Securities issuable upon exercise, conversion or exchange of other
Securities), and any certificates representing the relevant Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities), have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant agreement and, if applicable, duly authorized, executed and delivered by the Company and any other appropriate party.
(xii)Each indenture and subscription agreement, as applicable, and any other relevant agreement has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than the Company).
(xiii)The Registration Statement (including all necessary post-effective amendments after the date hereof), and any additional registration statement filed under Rule 462, shall be effective under the Securities
Act, and such effectiveness shall not have been terminated or rescinded.
(xiv)An appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby.
(xv)The Securities shall be issued and sold in compliance with all U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein.
(xvi)If the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto.
(xvii)When entered into, any indenture governing the Debt Securities shall be duly qualified under the Trust
Indenture Act of 1939, as amended.
(xviii)In the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.
We have further assumed that the Documents will be governed by the laws of the State of New York.
The opinions set forth herein as to enforceability of obligations of the Company are subject to:
(i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S.
dollars; (iv) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.
We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court may determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

MSC Income Fund, Inc. June 25, 2025 Page 5
The opinions expressed herein are limited to the MGCL and, as to the Debt Securities and Subscription
Rights constituting valid and binding obligations of the Company, the laws of the State of New York, in each case, as in effect on the date hereof. We express no opinion concerning the laws of any other jurisdiction, and, without limiting the foregoing, we express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to broker-dealer laws or the offer and/or sale of the Securities.
This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.
This opinion letter has been prepared for the Company’s use solely in connection with the Registration
Statement. The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration
Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ DECHERT LLP